UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Election of Directors

On March 14, 2013, the board of directors (the “Board”) of Cellular Biomedicine Group, Inc. (the Company”) appointed Dr. JianPing Dai to the Board.

In connection with Dr. Dai’s appointment to the Board, and in accordance with a letter agreement between Dr. Dai and the Company, Dr. Dai will be paid $30,000 per year for his services as a director.  In addition, Dr. Dai will be entitled to receive a non-qualified stock option under the Company’s Amended and Restated 2011 Incentive Stock Option Plan to purchase up to 5,300 shares of common stock.  The exercise price of the option shall be set by the administrator of the plan on the effective date of the option grant.

A copy of the Form of Director Letter Agreement was previously filed as Exhibit 10.5 to our current report on Form 8-K filed February 12, 2013.

There are no family relationships between the Company and Dr. Dai.  The Company has had no transaction since the beginning of its last fiscal year, and has no transaction proposed, in which Dr. Dai, or any member of his immediate family, has a direct or indirect material interest.

Item 8.01    Other Events

On March 14, 2013, the Company issued a press release announcing the appointment of Dr. Dai to the Board.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated March 14, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: March 20, 2013	By:	/s/ Andrew Chan
Andrew Chan, CFO

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